Exhibit 99.1

Aterian Reports First Quarter 2024 Results

First Quarter Net Loss Improved by 80.0% Year Over Year and Adjusted EBITDA Loss Improved by 38.4%

Affirms Second Half 2024 Adjusted EBITDA Profitability Target

NEW YORK, May 7, 2024 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the first quarter ended March 31, 2024.

First Quarter Highlights

●	First quarter 2024 net revenue declined 42.0% to $20.2 million, compared to $34.9 million in the first quarter of 2023.
●

First quarter 2024 gross margin improved to 65.1%, compared to 54.8% in the first quarter of 2023, primarily reflecting the positive impact of our SKU rationalization efforts and less liquidation of high cost inventory compared to the prior period.

●

First quarter 2024 contribution margin improved to 14.1% from 5.9% in the first quarter of 2023, primarily reflecting the positive impact of our SKU rationalization efforts and less liquidation of high cost inventory compared to the prior period.

●

First quarter 2024 operating loss of ($5.3) million improved compared to a loss of ($25.0) million in the first quarter of 2023, an improvement of 78.9%. First quarter 2024 operating loss includes ($1.7) million of non-cash stock compensation, and restructuring costs of ($0.6) million, while first quarter 2023 operating loss includes a non-cash loss of ($16.7) million from the impairment on intangibles, and ($2.3) million of non-cash stock compensation.

●	First quarter 2024 net loss of ($5.2) million improved from a ($25.8) million loss in the first quarter of 2023, an improvement of 80.0%.
●	First quarter 2024 adjusted EBITDA loss of ($2.6) million improved from a ($4.3) million loss in the first quarter of 2023, an improvement of 38.4%.
●	Total cash balance at March 31, 2024 was $17.5 million.

Second Quarter and Second Half 2024 Outlook

For the second quarter 2024, taking into account the current global environment and inflation, we believe that net revenue will be between $20.0 million and $23.0 million and that adjusted EBITDA loss will be between ($1.0) million to ($2.0) million.

For the second half of 2024, taking into account the current global environment and inflation, we believe that the Company will be profitable on an Adjusted EBITDA basis.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures” section below. The most directly comparable GAAP financial measure for EBITDA and adjusted EBITDA is net loss and we expect to report a net loss for the three months ending June 30, 2024, due primarily to our operating losses, which includes stock-based compensation expense, change in fair value of warrant liability, and interest expense. We are unable to reconcile the forward-looking statements of EBITDA and adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, May 7, 2024, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (800) 715-9871 and participants from outside the U.S. should dial (646) 307-1963 and ask to be joined into the Aterian, Inc. call or use conference ID 2677840. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the Investors Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer products company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon and Walmart in the U.S. and on its own direct to consumer websites.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our projected second quarter net revenue and adjusted EBITDA, our guidance to achieve adjusted EBITDA profitability in the second half of 2024 and the current global environment and inflation. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to maintain Amazon’s Prime badge on our seller accounts or reinstate the Prime badge in the event of any removal of such badge by Amazon; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President, Investor Relations & Corporate Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

aterian.io

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2023	March 31, 2024
ASSETS
Current assets:
Cash	$20,023	$17,545
Accounts receivable, net	4,225	2,382
Inventory	20,390	18,520
Prepaid and other current assets	4,998	5,138
Total current assets	49,636	43,585
Property and equipment, net	775	748
Other intangibles, net	11,320	10,955
Other non-current assets	138	386
Total assets	$61,869	$55,674
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Credit facility	$11,098	$9,396
Accounts payable	4,190	4,058
Seller notes	1,049	903
Accrued and other current liabilities	9,110	7,989
Total current liabilities	25,447	22,346
Other liabilities	391	378
Total liabilities	25,838	22,724
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized and 7,508,246 and 7,656,044 shares outstanding at December 31, 2023 and March 31, 2024, respectively (*)	9	9
Additional paid-in capital	736,675	738,805
Accumulated deficit	(699,815)	(704,977)
Accumulated other comprehensive loss	(838)	(887)
Total stockholders’ equity	36,031	32,950
Total liabilities and stockholders' equity	$61,869	$55,674

(*) The number of shares and per share amounts have been retroactively restated to reflect the one for twelve (1 for 12) reverse stock split, which was effective on March 22, 2024.

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2024
Net revenue	$34,879	$20,214
Cost of good sold	15,782	7,046
Gross profit	19,097	13,168
Operating expenses:
Sales and distribution	20,226	13,214
Research and development	1,247	—
General and administrative	5,959	5,232
Impairment loss on intangibles	16,660	—
Total operating expenses	44,092	18,446
Operating loss	(24,995)	(5,278)
Interest expense, net	371	323
Change in fair value of warrant liability	354	(517)
Other (income) expense, net	54	7
Loss before income taxes	(25,774)	(5,091)
Provision (benefit) for income taxes	26	71
Net loss	$(25,800)	$(5,162)
Net loss per share, basic and diluted	$(4.03)	$(0.76)
Weighted-average number of shares outstanding, basic and diluted (*)	6,394,905	6,789,955

(*) The number of shares and per share amounts have been retroactively restated to reflect the one for twelve (1 for 12) reverse stock split, which was effective on March 22, 2024.

ATERIAN, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2023	2024
OPERATING ACTIVITIES
Net loss	$(25,800)	$(5,162)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,762	428
Provision for sales returns	(223)	64
Amortization of deferred financing cost and debt discounts	106	83
Stock-based compensation	2,317	1,667
Change in deferred tax balance	—	(5)
Change in inventory provisions	(1,023)	(976)
Loss (gain) in connection with the change in warrant fair value	354	(517)
Impairment loss on intangibles	16,660	—
Changes in assets and liabilities:
Accounts receivable	1,028	1,844
Inventory	4,312	2,846
Prepaid and other assets	751	249
Accounts payable, accrued and other liabilities	(7,661)	(527)
Cash used in operating activities	(7,417)	(6)
INVESTING ACTIVITIES:
Purchase of intangibles and fixed assets	(33)	(36)
Purchase of Step and Go assets	(125)	—
Purchase of minority equity investment	—	(200)
Cash used in investing activities	(158)	(236)
FINANCING ACTIVITIES:
Repayments on note payable to Smash	(398)	(153)
Borrowings from MidCap credit facilities	20,549	11,453
Repayments for MidCap credit facilities	(22,602)	(13,244)
Insurance obligation payments	(534)	(254)
Cash provided (used) by financing activities	(2,985)	(2,198)
Foreign currency effect on cash, cash equivalents, and restricted cash	129	(49)
Net change in cash and restricted cash for the year	(10,431)	(2,489)
Cash and restricted cash at beginning of year	46,629	22,195
Cash and restricted cash at end of year	$36,198	$19,706
RECONCILIATION OF CASH AND RESTRICTED CASH:
Cash	33,911	17,545
Restricted Cash—Prepaid and other current assets	2,158	2,032
Restricted cash—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$36,198	$19,706

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$538	$402
Cash paid for taxes	$—	$3
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration paid to contractors	$321	$620
Non-cash minority equity investment	$—	$50

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of warrant liability, impairment on intangibles, restructuring expenses and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a Non-GAAP Financial Measure percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”) to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

• our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;

• the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

• depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

• changes in cash requirements for our working capital needs; or

• changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash stock-based compensation expense, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

• general and administrative expense necessary to operate our business; •research and development expenses necessary for the development, operation and support of our software platform;

• the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or

• changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Contribution Margin

The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP:

	Three Months Ended March 31,
	2023	2024
	(in thousands, except percentages)
Gross Profit	$19,097	$13,168
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(17,029)	(10,320)
Contribution margin	$2,068	$2,848
Gross Profit as a percentage of net revenue	54.8%	65.1%
Contribution margin as a percentage of net revenue	5.9%	14.1%

Adjusted EBITDA

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended March 31,
	2023	2024
	(in thousands, except percentages)
Net loss	$(25,800)	$(5,162)
Add:
Provision (benefit) for income taxes	26	71
Interest expense, net	371	323
Depreciation and amortization	1,762	428
EBITDA	(23,641)	(4,340)
Other (income) expense, net	54	7
Impairment loss on intangibles	16,660	—
Change in fair market value of warrant liability	354	(517)
Restructuring expense	—	558
Stock-based compensation expense	2,317	1,667
Adjusted EBITDA	$(4,256)	$(2,625)
Net loss as a percentage of net revenue	(74.0)%	(25.5)%
Adjusted EBITDA as a percentage of net revenue	(12.2)%	(13.0)%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.         Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These primarily reflect the estimated variable costs related to the sale of a product.

ii         Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii.         Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our first quarter of 2023 and 2024 results of operations by our product phases (in thousands):

		Three months ended March 31, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$28,631	$158	$6,090	$—	$—	$34,879
Cost of goods sold	11,678	92	4,012	—	—	15,782
Gross profit	16,953	66	2,078	—	—	19,097
Operating expenses:
Sales and distribution expenses	13,353	119	3,557	2,526	671	20,226
Research and development	—	—	—	813	434	1,247
General and administrative	—	—	—	4,747	1,212	5,959
Impairment loss on intangibles	—	—	—	16,660	—	16,660

		Three months ended March 31, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$18,200	$408	$1,606	$—	$—	$20,214
Cost of goods sold	6,449	125	472	—	—	7,046
Gross profit	11,751	283	1,134	—	—	13,168
Operating expenses:
Sales and distribution expenses	8,833	232	1,255	2,595	299	13,214
General and administrative	—	—	—	3,864	1,368	5,232